EXHIBIT 5.1


                                  June 25, 1996





Global Telecommunication Solutions, Inc.
40 Elmont Road
Elmont, New York  11003

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by Global Telecommunications Solutions, Inc. ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 4,979,060 shares of common stock, par value $.01 per share ("Common Stock"), including (i) 2,371,123 shares of Common Stock currently issued and outstanding and owned by certain persons listed in the Registration Statement as Selling Securityholders ("Selling Securityholders"), (ii) 906,682 shares of Common Stock to be issued by the Company to certain of the Selling Securityholders upon conversion of the 6% Convertible Debentures ("Convertible Debentures"), (iii) 21,255 shares of Common Stock to be issued by the Company to certain Selling Securityholders upon exercise of warrants issued in conjunction with the Convertible Debentures ("Debenture Warrants"), (iv) 1,200,000 shares of Common Stock to be issued by the Company to certain of the Selling Securityholders upon exercise of the Redeemable Common Stock Purchase Warrants ("Redeemable Warrants") issued in the May 1996 Private Placement ("Private Placement"), (v) 300,000 shares of Common Stock to be issued by the Company to certain Selling Securityholders upon exercise of warrants issued to Whale Securities Co., L.P. ("Whale") and its designees ("Consulting Warrants"), (vi) 60,000 shares of Common Stock to be issued by the Company upon exercise of the Unit Purchase Option ("UPO") issued to Whale in connection with the Private Placement, (vii) 120,000 shares of Common Stock to be issued by the Company upon exercise of the Redeemable Warrants underlying the UPO, (viii) 1,200,000 Redeemable Warrants currently issued and outstanding and owned by certain of the Selling Securityholders, and (ix) 120,000 Redeemable Warrants to be issued by the Company to Whale upon exercise of the UPO.

                  We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

                  Based upon the foregoing, it is our opinion that (i) the shares of Common Stock currently outstanding and owned by certain of the Selling Stockholders and being registered on the Registration Statement have been duly authorized and legally issued, and are fully paid and non-assessable, (ii) the shares of Common Stock being registered on the Registration Statement, to be issued by the Company to certain of the Selling Stockholders upon conversion of the Convertible Debentures and upon exercise of the Debenture Warrants, Redeemable Warrants, Consulting Warrants and UPO have been duly authorized and, when sold to the Selling Stockholders and paid for in the manner provided in the Registration Statement and the various agreements and instruments governing the Convertible Debentures, Debenture Warrants, Redeemable Warrants, Consulting Warrants and UPO between each of the Selling Securityholders and the Company, will be legally issued, fully paid and non-assessable, (iii) the Redeemable Warrants currently outstanding and owned by certain of the Selling Securityholders and being registered on the Registration Statement have been duly authorized and legally issued, and (iv)


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Global Telecommunication Solutions, Inc.
June 25, 1996
Page 2



the Redeemable Warrants being registered on the Registration Statement to be issued by the Company upon exercise of the UPO have been duly authorized and, when sold and paid for in the manner provided in the Registration Statement and the UPO, will be duly authorized and legally issued.

                  In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock and Redeemable Warrants have been or, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer agent or warrant agent and registered by the Company's registrar or warrant agent, if necessary, and will conform, except as to denominations, to specimens which we have examined.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                Very truly yours,


                                /s/ GRAUBARD MOLLEN & MILLER

                                GRAUBARD MOLLEN & MILLER




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